                                                                   EXHIBIT 10.11


                            STOCK PURCHASE AGREEMENT
                            (Additional Stockholders)


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of February 1, 1999 by and among Arthur D. Little International, Inc., a Massachusetts corporation ("Buyer"), and Simon C. Fawthrop, Simon C. Turpin, Martin Malden and J. Gerard MacNamee (collectively, the "Additional Stockholders").

         WHEREAS, the Additional Stockholders own of record and beneficially an aggregate of 1,096 "C" shares, one penny each (said shares being referred to herein as the "Company Shares") of the capital stock of Contactica Limited, a United Kingdom limited company (the "Company");

         WHEREAS, the Additional Stockholders desire to sell all of the Company Shares to Buyer, and Buyer desires to purchase all of the Company Shares; and

         WHEREAS, pursuant to a Stock Purchase Agreement dated the date hereof (the "PS Agreement") among Buyer and Paul Berriman, Alvin Botting and Malcolm Way (collectively, the "Principal Stockholders" and collectively with the Additional Stockholders, the "Selling Stockholders"), the Principal Stockholders are selling all of their shares in the Company to Buyer.

         NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE 1. SALE OF SHARES AND PURCHASE PRICE.

         1.1 Transfer of Company Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing, each Additional Stockholder shall sell with full title guarantee to the Buyer the number of Company Shares set forth opposite his name in Exhibit A and shall deliver or cause to be delivered to Buyer duly executed stock transfer forms and certificates representing such Company Shares, together with such other documents as may be reasonably required by Buyer to effect a valid transfer of such Company Shares by such Additional Stockholder, free and clear of any and all liens, encumbrances, charges or claims.

         1.2      Purchase Price and Payment.

                 (a) Subject to the satisfaction of all of the conditions contained herein, in consideration of the sale by the Additional Stockholders to Buyer of the Company Shares and in reliance upon the representations and warranties of the Additional Stockholders herein contained and made at the Closing, Buyer will pay to the Additional Stockholders an aggregate of Three Hundred Twenty Two Thousand Five Hundred Forty-eight English Pounds
(pounds) 322,548) as set forth in this Section 1.2 (the "Purchase Price"), net of the amounts funded by

Buyer pursuant to Section 1.2(b) in respect of the exercise price of the options previously held by the Additional Stockholders to purchase shares of the Company=s capital stock.

                  (b) At the Closing, Buyer will pay to the Additional Stockholders an aggregate of fifty percent (50%) of the Purchase Price by delivering to each Additional Stockholder the amount specified opposite such Additional Stockholder's name in Exhibit A hereto by bank cashier check or by wire transfer of immediately available funds. Such payment will be net of the. exercise price for the options held by each such Additional Stockholder, as set forth in Exhibit A, which amounts shall be funded by Buyer on behalf of each such Additional Stockholder and paid directly to the Company.

                  (c) The remaining fifty percent (50%) of the Purchase Price shall be paid in equal installments over a three year period on each of the first three anniversary dates of the Closing, subject to the conditions set forth in this paragraph (c). Such installments shall be paid pro rata to each Additional Stockholder (in accordance with his percentage ownership of the Company Shares) in a combination of cash and common stock of Arthur D. Little, Inc. ("ADL"), provided that (x) such Additional Stockholder shall not have been dismissed for gross misconduct (as defined in Buyer's employee handbook) as an employee of Buyer or another subsidiary of ADL on such anniversary date; (y) such Additional Stockholder shall, not have voluntarily terminated his employment with Buyer or another subsidiary of ADL on or prior to such anniversary date; and (z) with respect to the ten percent (10%) portion of the Purchase Price to be paid in ADL stock to the Additional Stockholders on the third anniversary date (the "Contingent Stock"), the conditions of sub-clause
(ii) below shall be met on such anniversary date.

                           (i) For the avoidance of doubt, an Additional
                  Stockholder shall not forfeit his right to receive any such installment if such Additional Stockholder's employment with Buyer or another subsidiary of ADL is terminated due to death or permanent disability. For purposes of this Section 1.2(c), "permanent disability" means that such Additional Stockholder is incapable of any future continued employment with Buyer or another subsidiary of ADL, the existence of such inability being determined by an independent physician agreed to by Buyer and such Additional Stockholder.

                           (ii) Each Additional Stockholder shall be paid his
                  pro rata share of the Contingent Stock if on the third anniversary date (in addition to the requirements of clauses
                  (x) and (y) above being satisfied with respect to such Additional Stockholder), ADL or any direct or indirect subsidiary thereof (including the Company) shall continue to employ at least fifty percent (50%) of the employees of the Company listed on Schedule 1.2(c)(ii) to the PS Agreement. For purposes of this sub-clause (ii), employees who are hired to replace any employee listed on such Schedule shall be counted in order to determine whether the foregoing requirement has been met. Prior to the third anniversary of the date hereof, Buyer shall not, and shall procure that no other subsidiary of ADL shall, make any material change to the business of the Company, the result of which shall materially adversely affect the Additional Stockholders' opportunity to be paid the Contingent Stock.

                           (iii) The allocation of cash and stock (based on the
                  total Purchase Price) shall be as follows:

         One Year Anniversary - ten percent (10%) cash and three and one-half percent (3.5%) ADL stock
         Two Year Anniversary - ten percent (10%) cash and three and one-half percent (3.5%) ADL stock
         Three Year Anniversary - ten percent (10%) cash and three percent (3%) ADL stock
         Three Year Anniversary - ten percent (10%) ADL stock (the Contingent Stock)

         The ADL common stock shall be valued at fair market value. For purposes of this Section 1.2(c), "fair market value" shall be the average of the fair market value per share of the ADL common stock established by the Trustees of the Arthur D. Little, Inc. Employees MDT Retirement Plan and the Trustees of the Arthur D. Little, Inc. Employee Stock Ownership Plan, respectively, as of the June 30 or December 31 immediately preceding such anniversary date. The ADL common stock to be issued to the Principal Stockholders shall be subject to the terms and conditions of a plan to be established by ADL, substantially the same in form and substance to the plan attached hereto as Exhibit B.

         1.3 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Cambridge Consultants Limited, Science Park, Milton Road, Cambridge CB4 0DW on February 1, 1999 or at such other place or an earlier or later date or time as may be mutually agreed upon by the parties.

         1.4 Further Assurances. The Additional Stockholders from time to time after the Closing at the request and expense of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Company Shares and all rights thereto, and to fully implement the provisions of this Agreement.


ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF ADDITIONAL STOCKHOLDERS.

         As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Additional Stockholder hereby severally makes to Buyer each of the representations and warranties set forth in this Article 2 with respect to such Additional Stockholder. No Additional Stockholder shall have any right of indemnity or contribution from the Company or any subsidiary of the Company (each a "Subsidiary" and collectively, "Subsidiaries") with respect to the breach of any representation or warranty hereunder.

         2.1 Company Shares. Such Additional Stockholder owns of record and beneficially the number of the Company Shares set forth opposite such Additional Stockholder's name in Exhibit A. Such Company Shares are, and when delivered by such Additional Stockholder to Buyer pursuant to this Agreement will be, duly and validly issued, fully paid and free and clear of any and all liens, encumbrances, charges or claims.

         2.2 Authority. Such Additional Stockholder has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Additional Stockholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Additional Stockholder pursuant to this Agreement constitutes a valid and binding obligation of such Additional Stockholder, enforceable in accordance with their respective terms, and such Additional Stockholder has full power and authority to transfer, sell and deliver his Company Shares to Buyer pursuant to this Agreement. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

              (i) does not and will not violate any laws of the United Kingdom or other jurisdiction applicable to such Additional Stockholder, or require such Additional Stockholder to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

              (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, instrument, lease, permit, authorization, order, judgment, injunction, decree, determination or arbitration award to which, such Additional Stockholder is a party or by which the property of such Additional Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on the Company Shares owned by such Additional Stockholder.

         2.3 Finder's Fee. Such Additional Stockholder has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         2.4 Agreements. Such Additional Stockholder is not a party to any non-competition, trade secret or confidentiality agreement with any party other than the Company or a Subsidiary. Other than the employment agreement between such Additional Stockholder and the Company and the option granted to such Additional Stockholder by the Company, there are no agreements or arrangements to which such Additional Stockholder is a party relating to the business of the Company or any Subsidiary or to such Additional Stockholder's rights and obligations as a stockholder, director or officer of the Company or any Subsidiary. Such Additional Stockholder does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of the Company or any Subsidiary, or any organization which has a contract or arrangement with the Company or any Subsidiary. Such Additional Stockholder has not at any time transferred any of the stock of the Company or any Subsidiary held by or for such holder to any employee of the Company or any Subsidiary, which transfer constituted or could be viewed as compensation for services rendered to the Company or any Subsidiary by said employee. The execution, delivery and performance of this Agreement will not violate or result in a default or acceleration of any obligation under any contract, agreement, indenture or other instrument involving the Company or any Subsidiary to which such Stockholder is a party.

ARTICLE 3.

Intentionally omitted.

ARTICLE 4. REPRESENTATIONS AND WARRANTEES OF BUYER.

         4.1 Making of Representations and Warranties. As a material inducement to the Additional Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Additional Stockholders contained in this Article 4.

         4.2 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         4.3 Authority of Buyer. Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms.

         4.4 Finder's Fee. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

ARTICLE 5. CONDITIONS.

         5.1 Conditions to the Obligations of Buyer. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

              (a) Releases. Each Additional Stockholder shall have delivered to Buyer a general release signed by such Additional Stockholder of all claims which he may have against the Company and any Subsidiary in the form attached hereto as Exhibit C.

              (b) PS Agreement. Immediately prior to the Closing, the Principal Stockholders shall have executed and delivered the PS Agreement to Buyer.

              (c) Exercise of Options. Immediately after the execution and delivery of the PS Agreement to Buyer, each Additional Stockholder shall have exercised all options held by such Additional Stockholder to purchase shares of the Company's capital stock, provided that Buyer shall fund such exercise price on each such Additional Stockholder's behalf pursuant to Section 1.2(b) hereof.


ARTICLE 6. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

         6.1 Survival of Warranties. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.


ARTICLE 7. INDEMNIFICATION AND OTHER CLAIMS.

         7.1 Indemnification by the Additional Stockholders. Without restricting the rights of Buyer or otherwise affecting the ability of Buyer to claim damages on any other basis available to it, each of the Additional Stockholders, severally and not jointly, agrees subsequent to the Closing to indemnify and hold the Company, the Subsidiaries, Buyer and their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon fraud or fraudulent misrepresentation by the Additional Stockholder.

         7.2 Limitations on Liability of the Additional Stockholders. Notwithstanding any provision of this Agreement to the contrary:

              (a) No damages shall be payable to Buyer for any claim or claims for breach of any representation or warranty made under this Agreement or in any schedule or exhibit delivered pursuant hereto (each, a "Breach"), unless the total of all claims (together with any claims for indemnification made pursuant to Section 7.1) shall exceed (pounds)1,500 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof.

              (b) The aggregate liability of each Additional Stockholder to Buyer with respect to claims for damages as the result of a Breach shall not exceed such Additional Stockholder's pro rata portion of the Purchase Price.

              (c) Except in respect of indemnification claims made pursuant to
Section 7.1, no Additional Stockholder shall have any liability in respect of claims for indemnification or damages unless written notice of such claim, in accordance with the provisions of Section 7.4, shall have been given to such Additional Stockholder on or before the eighteen (18) month anniversary of this Agreement.

              (d) As applicable, the limitations on liability set forth in
Section 10.2 of the PS Agreement shall apply with respect to an Additional Stockholder's obligations hereunder.

         7.3 Claims against Buyer. An Additional Stockholder may bring an action against Buyer for Breach subject to the following provisions:

              (a) No damages shall be payable to an Additional Stockholder for any claim or claims of Breach unless the total of all such claims shall exceed ,1,500 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof.

              (b) The aggregate liability of Buyer to each Additional Stockholder with respect to claims for Breach shall not exceed the amount paid by Buyer to such Additional Stockholder hereunder.

              (c) Buyer shall not have any liability in respect of claims for damages unless written notice of such claim, specifying the circumstances giving rise to such claim and, to the extent reasonably possible, the amount thereof, shall have been given to Buyer on or before the eighteen (18) month anniversary of this Agreement.

              (d) As applicable, the limitations on liability set forth in
Section 10.4 of the PS Agreement shall apply with respect to Buyer's obligations hereunder.

         7.4 Notice; Defense of Claims. A party (including, for purposes of this Section 7.4, a Buyer Indemnified Party) may make claims for indemnification or damages hereunder by giving written notice thereof to the responsible party within the period in which such claims can be made hereunder. If indemnification or damages is sought for a claim or liability asserted by a third party, the claiming party shall also give written notice thereof to the responsible party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the responsible party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the responsible party shall give written notice to the claiming party stating whether it disputes the claim and whether it will defend against any third party claim or liability at its own cost and expense. If the responsible party fails to give notice that it disputes a claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The responsible party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the claiming party, which consent shall not be unreasonably withheld) as long as the responsible party is conducting a good faith and diligent defense. The claiming party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the responsible party and the claiming party and the claiming party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the claiming party may engage separate counsel at the expense of the responsible party. If no such notice of intent to dispute and defend a third party claim or liability is given by the responsible party, or if such good faith and diligent defense is not being or ceases to be conducted by the responsible party, the claiming party shall have the right, at the expense of the responsible party, to undertake the defense of such claim or liability (with counsel selected by the claiming party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the responsible party, then the claiming party shall make available such information and assistance as the responsible party may reasonably request and shall cooperate with the responsible party in such defense, at the expense of the responsible party.

         7.5 Satisfaction of Additional Stockholder Payment Obligations. In order to satisfy the payment obligations of any Additional Stockholder pursuant to Sections 7.1 and 7.2 above, a Buyer Indemnified Party shall have the right (in addition to collecting directly from such Additional Stockholder) to set off its indemnification claims against any and all amounts due to such Additional Stockholders pursuant to Section 1.2(c) hereof.


ARTICLE 8. MISCELLANEOUS.

         8.1 Fees and Expenses. Buyer and the Additional Stockholders will each bear their own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Additional relating in any way to the purchase and sale of the Company Shares hereunder and the transactions contemplated hereby shall be charged to or paid by the Company, any Subsidiary or Buyer.

         8.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of England without regard to its conflict of laws provisions. Each of the Additional Stockholders hereby submits to the exclusive jurisdiction of the courts of England.

         8.3 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United Kingdom or United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:            John F. Burns
                     Arthur D. Little International, Inc.
                     Acorn Park
                     Cambridge, MA 02140

With a copy to:      Sam Gallo, Esq.
                     Arthur D. Little, Inc.
                     Acorn Park
                     Cambridge, MA 02140

TO ADDITIONAL
STOCKHOLDERS:        At the name and address set forth on Exhibit A

Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representatives.

         8.4 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings. Nothing in this clause shall operate to exclude the liability of any party for fraudulent misrepresentation.

         8.5 Assignability; Binding Effect. This Agreement shall only be assignable by Buyer to a corporation or partnership controlling, controlled by or under common control with Buyer upon written notice to the Additional Stockholders, provided that this Agreement shall be reassigned to Buyer if such assignee ceases to be controlling, controlled by or under common control with Buyer. This Agreement may not be assigned by the Additional Stockholders without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         8.6 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

         8.7 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         8.8 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                   ARTHUR D. LITTLE INTERNATIONAL, INC.


                                   By:
                                      ---------------------------------------
                                      Name:
                                      Title:


                                   ------------------------------------------
                                   Simon C. Fawthrop



                                   ------------------------------------------
                                   Simon C. Turpin



                                   ------------------------------------------
                                   Martin Malden



                                   ------------------------------------------
                                   J. Gerard MacNamee

                                    Exhibit A

     List of Additional Stockholders, Holdings and Consideration to be Paid

--------------------------------------------------------------------------------------------------------------------

                                               CONSIDERATION PAYABLE BY BUYER
--------------------------------------------------------------------------------------------------------------------
                                               OPTION EXERCISE                       NET AGGREGATE CONSIDERATION
NAME AND ADDRESS OF           COMPANY SHARES   PRICE FUNDED       NET CASH           PAYABLE IN CASH/STOCK OVER
ADDITIONAL STOCKHOLDER        OWNED            BY BUYER           AT CLOSING         FIRST THREE ANNIVERSARIES
--------------------------------------------------------------------------------------------------------------------
Simon C. Fawthrop             274 "C"          (pounds)1,332.50   (pounds)39,652.50         (pounds)39,652


--------------------------------------------------------------------------------------------------------------------
Simon C. Turpin               274 "C"          (pounds)2,460      (pounds)39,089            (pounds)39,088


--------------------------------------------------------------------------------------------------------------------
Martin Malden                 274 "C"          (pounds)2,460      (pounds)39,089            (pounds)39,088


--------------------------------------------------------------------------------------------------------------------
J. Gerard MacNamee            274 "C"          (pounds)2,460      (pounds)39,089             (pounds)39,088


--------------------------------------------------------------------------------------------------------------------


                                    Exhibit B


                             Arthur D. Little, Inc.

                           CSC Stock Acquisition Plan

         1. Purpose. The purpose of the ARTHUR D. LITTLE, INC. CSC STOCK ACQUISITION PLAN (the "Plan") is to enable Arthur D. Little, Inc. ("ADL") and its subsidiary, Arthur D. Little (Schweiz)AG to acquire certain assets and business of __________________________ , and to provide consideration under the Stock Purchase Agreement and the Performance Agreement executed by ______________________________ and ADL dated March 31, 1998, and to secure for
_________________________ the benefits arising from ownership of the common stock of ADL ("Common Stock") as it is expected that _____________ will contribute to ADL's future growth and success.

         2. Shares of Stock Subject to Plan. A maximum of shares of Common Stock (the "Shares") may be issued pursuant to the Plan.

         3. Eligibility. ______________________ is the only eligible participant in the Plan (the "Participant").

         4. Purchase Agreement. The Participant in the Plan shall enter into a Purchase Agreement or other agreement with ADL (the "Purchase Agreement.") and shall execute such other agreements and other instruments as ADL deems necessary or desirable, in each case in such form and upon such terms, consistent with the Plan, as may be approved by the Chief Executive Officer of ADL.

         5. Eligible Shares. The Participant shall be issued that number of shares as is set forth on Schedule I attached to and made a part of this Plan.

         6.       Securities Act Limitations.

               (a) The Employee represents that he or she is not a "U.S. person" within the definition set forth in Rule 902(0) (1) of Regulation S under the Securities Act (the "Securities Act"), and is not acquiring the Shares for the account or benefit of a "U.S. person". A U.S. person includes certain entities and any natural person resident in the United States.

               (b) All offers, sales and issuance of Eligible Shares under the Plan will be made by ADL pursuant to exemptions from registration available under the Securities Act of 1933, as amended (the "Securities Act"), including, in the case of certain United States Employees, Rule 701 under the Securities Act ("Available Exemptions"). The aggregate number of Eligible Shares offered and sold in any Offering Period that are not offered pursuant to Regulation S under the Securities Act and that are offered to participants who are not

"Accredited Investors" within the meaning of Regulation D under the Securities Act ("U.S. NonAccredited Investors") shall be limited to the maximum number that can be offered and sold under Rule 701 as determined by ADL.

         7. Maximum Ownership. No Participant may be issued Shares under the Plan to the extent that such issuance will result in such Participant owning directly, indirectly, or beneficially over 2% of the total number of shares of ADL Common Stock outstanding, which percentage shall include any options to purchase ADL Common Stock and any ADL Common Stock held by such Participant, in all plans of ADL in which the Participant participates.

         8. Issuance Price. The "Issuance Price" at which Shares shall be issued under the Plan shall be equal to the average of the Fair Market Value per share of common stock of ADL as established by the Trustees of the Memorial Drive Trust, and the Fair Market Value established by the Trustees of the ESOP as of December 31, 1997 (US $_____/share).

         9. Treasury Shares. ADL intends to issue the shares necessary for this Plan from the Treasury.

         10. Repurchase of Shares. Upon the termination of the Participant's employment or relationship with ADL, or any of its subsidiaries, for any reason whatsoever (including death or disability), such Participant (or his or her beneficiary or estate) shall sell to ADL, and ADL shall purchase, all of the Shares issued to such Participant under the Plan at a price equal to the Adjusted Fair market Value determined as of the semiannual valuation date next following the date of termination of the Participant's employment or relationship, or determined as of June 30 or December 31 if a Participant's employment or relationship terminates on June 30 or December 31, respectively (or if no such Adjusted Fair Market Value has been established within 12 months after such termination, then such Adjusted Fair Market Value may be determined in good faith by the Board of Directors of ADL). For this purpose, Adjusted Fair Market Value shall also include an amount equal to any cash dividend paid between such termination of employment or relationship with ADL and the applicable semiannual valuation date. The effective date of such repurchase shall be the date of termination of employment or relationship, notwithstanding that the repurchase price shall be determined after such date of termination. The repurchase price shall be paid within 90 days following the date on which the repurchase price shall have been determined.

         11. Attainment of Age 55. If the Participant attains the age of 55 while employed by ADL, such Participant shall have the right to require ADL to purchase from such Participant in any calendar year up to 20% of the Shares owned by the Participant under the Plan (determined in the manner provided in the following sentence). This right shall apply only to up to 20% of the Shares held at the time the Participant first exercises this right, and this right may be exercised by the Participant once per calendar year at least 30 days before the June 30 or December 31 semiannual valuation dates. This right may not be exercised on a cumulative basis. However, once a Participant exercises the right granted under this Section 11, the Participant shall not be allowed to make any further purchases under any other stock purchase plan of ADL in which the Participant participates. The effective date of such repurchase shall be the date on which the right is exercised. The purchase price for any Shares purchased by ADL shall be the Adjusted Fair Market Value as of the semiannual valuation date next following the exercise of such right, including cash dividends paid between the exercise of the right and such semiannual valuation date. The repurchase price shall be paid within 90 days following the date on which the repurchase price shall have been determined.

         12. Omitted

         13. Restrictions on Transfer. A Participant may not sell, transfer, pledge, hypothecate, assign, or otherwise dispose of any of the Shares, or any interest therein, whether voluntarily or by operation of law, other than to ADL pursuant to the Plan or otherwise in accordance with ADL policies as from time to time in effect.

         14. Legends Upon Certificates. The certificates representing the Shares shall bear appropriate legends evidencing the terms and provisions of the Plan, as well as any restrictions upon transfer, if any, under applicable federal, state and foreign securities laws.

         15. Escrow Arrangements. ADL reserves the right to hold in escrow the certificates representing the Shares issued pursuant to the Plan. ADL may act as its own escrow agent or appoint a third party to act in such capacity. The Participant shall execute such agreements and other instruments as may be deemed necessary or desirable by the Chief Executive Officer of ADL or his designee in connection with such escrow arrangements.

         16. Currencies.

               (a) ADL shall designate the currencies to be included in a "Market Basket" of currencies (the "Market Basket"). Upon becoming a Participant in the Plan, each Participant shall designate an applicable Market Basket currency, in accordance with the following provisions:

                           (i)      any Participant may designate U.S. Dollars;

                           (ii) a Participant may designate the currency of the
                  country in which the Participant is assigned if such currency is in the Market Basket; and

                           (iii) a Participant may designate the currency of the
                  country of which such Participant is a citizen if such currency is in the Market Basket.

No Participant may change his or her currency designation unless (x) such change is approved in writing by the Chief Executive Officer of ADL or (y) the Participant's designated currency is removed from the Market Basket, in which case such Participant shall designate a new currency in accordance with this paragraph (a).

               (b) As of each semi-annual valuation date, ADL shall determine an Adjustment Rate applicable to each currency included in the Market Basket (the "Adjustment Rate"). The Adjustment Rate will equalize the effect of exchange rate fluctuations on stock appreciation during the six-month period preceding the semiannual valuation date for each currency in the Market Basket. As of each semi-annual valuation date, each Participant's account will be adjusted on the basis of the Fair Market Value as defined herein and also adjusted based on the Adjustment Rate determined by ADL, and an Adjusted Fair Market Value for each Participant's account will be calculated by ADL.

               (c) The amount payable by ADL to a Participant for the repurchase of shares under Section 10 above shall be payable, at the option of the Participant, in either the local currency of the country in which the Participant is employed by ADL or in U.S. Dollars. If the payment of the repurchase price is made in local currency, such local currency shall be converted into U.S. Dollars based on the Actual Exchange Rate as published by the Wall Street Journal as of June 30 for repurchases between January 1 and June 30, and as of December 31 for repurchases between July 1 and December 31.

         17. Compliance with Foreign Laws. ADL may establish additional conditions or provisions for the participation of eligible employees in order to comply with the tax, securities, exchange regulations, and other laws and regulations of the countries in which such employees reside.

         18. Amendment or Termination. This Plan may be amended from time to time by vote of a majority of the Board of Directors of ADL. However, no amendment shall reduce any rights of the Participant with regard to shares which have already been issued under the Plan. In the event of termination, all the outstanding Purchase Agreements will remain in effect in accordance with their terms.


                                           ----------------------------------
                                           Chief Executive Officer

Effective Date: April 24, 1998

Confirmed and ratified by the
Board of Directors on April 24, 1998


                                           ----------------------------------
                                           Corporate Secretary

                                 DEED OF RELEASE
                                 ---------------

To: The Directors of Contactica Limited, Contactica Asia Limited, and Contactica Inc. (each of which is referral to in this letter as "the Company")


                                                          Dated: 1 February 1999

Dear Sirs

Save for accrued employment rights and accrued remuneration I hereby:

1 confirm that there is no indebtedness due or contingently due (whether by way of loan account or otherwise) from the Company to me and that no agreement or arrangement is outstanding under which any of the Company, its shareholders, directors, officers, employees or advisers has or might have any obligation (actual or contingent) to me on any account whatsoever; and

2 unconditionally release and discharge the Company, its shareholders, directors, officers, employees and advisers from any claim which I may have on any account whatsoever

IN WITNESS whereof this deed has been duly executed by the party and it is delivered on but not before the day and year first before written

SIGNED as a deed and delivered by)
**                               )
in the presence of:              )


Witness' Signature:

Witness' Name:

Address:


Occupation: